UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2009

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DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Effective on June 1, 2009, the Company appointed Michael Caulfield as the Vice President of Strategic Development for the Company.

A copy of the press release announcing the appointments of Mr. Caulfield is attached hereto as Exhibit 99.1.

Retention Agreements

On June 1, 2009, the Company entered into a retention agreement with Michael Caulfield in conjunction with his appointment as the Vice President of Strategic Development for the Company:

The retention agreement guarantees the executive officer specific payments and benefits upon a Change in Control of the Company.  The retention agreement also provides for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreement, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than fifty percent (50%) of the voting shares of the Company; or (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or (iii) a majority of the Company’s Board of Directors is replaced and/or dismissed by the shareholders of the Company without the recommendation of or nomination by the Company’s current Board of Directors; or (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by shareholders without the approval of the Company’s Board of Directors; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than fifty percent (50%) of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; or (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a thirty (30) day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three (3) months of the executive’s base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings.

If any Change in Control occurs, and if, during the one (1) year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

 (a) The Company shall pay the executive severance pay equal to twelve (12) months of the executive’s base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

(b) The Company shall provide continuation of the executive’s health benefits at the Company’s expense for eighteen (18) months following the Termination Date; and

(c) The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause.  Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’s policies, within ten (10) days of  submission of appropriate evidence thereof by the executive.

A copy of the form of retention agreements for Mr. Caulfield is filed herewith as Exhibits 10.21, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.21	Retention Agreement between Digital Ally, Inc. and Michael Caulfield, dated as of June 1, 2009.
99.1	Text of press release entitled “Michael Caulfield to Join Digital Ally as Vice President of Strategic Development” dated June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

Digital Ally, Inc.

By:  /s/ Stanton E. Ross
Name:  Stanton E. Ross
Title:  Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.21	Key Executive Retention Agreement dated June 1, 2009 between Digital Ally, Inc. and Michael Caulfield

99.1	Text of press release entitled “Michael Caulfield to Join Digital Ally as Vice President of Strategic Development” dated June 1, 2009